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                                                                    EXHIBIT 12.1


                               AMERICREDIT CORP.
                       STATEMENT RE COMPUTATION OF RATIOS
                             (dollars in thousands)

                                                  Years Ended June 30,
                                    --------------------------------------------
                                        1999             1998           1997
                                        ----             ----           ----
COMPUTATION OF EARNINGS:

Income before
  income taxes                        $121,690         $ 80,162        $48,534

Interest expense (none
  capitalized)                          38,792           27,135         16,312
                                      --------         --------        -------

                                      $160,482         $107,297        $64,846
                                      ========         ========        =======

COMPUTATION OF FIXED CHARGES:

Interest expense                      $ 38,792         $ 27,135        $16,312
                                      --------         --------        -------

                                      $ 38,792         $ 27,135        $16,312
                                      ========         ========        =======


RATIO OF EARNINGS TO
  FIXED CHARGES                           4.1x             4.0x           4.0x
                                      ========         ========        =======